UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 15, 2016

IAC/INTERACTIVECORP

(Exact name of registrant as specified in charter)

Delaware	0-20570	59-2712887
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

555 West 18th Street, New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (212) 314-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.             Submission of Matters to a Vote of Security Holders.

On December 15, 2016, IAC’s annual meeting of stockholders was held.  Stockholders present in person or by proxy, representing 62,365,919 shares of IAC common stock (entitled to one vote per share) and 5,789,499 shares of IAC Class B common stock (entitled to ten votes per share), voted on the following matters:

1.             Election of Directors — stockholders elected the following twelve (12) directors of the Company to hold office until the next annual meeting of stockholders or until their successors have been duly elected and qualified.

Elected by holders of IAC common stock voting as a separate class:

	Number of Votes Cast in Favor	Number of Votes For Which Authority Was Withheld
Bryan Lourd	40,191,355	18,634,505
Alan G. Spoon	38,641,577	20,184,283
Richard F. Zannino	41,054,375	17,771,485

Elected by holders of IAC common stock and IAC Class B common stock, voting together as a single class:

	Number of Votes Cast in Favor	Number of Votes For Which Authority Was Withheld
Edgar Bronfman, Jr.	96,325,548	20,395,302
Chelsea Clinton	98,805,772	17,915,078
Barry Diller	114,731,457	1,989,393
Michael D. Eisner	98,705,477	18,015,373
Bonnie S. Hammer	97,146,827	19,574,023
Victor A. Kaufman	115,249,826	1,471,024
Joseph Levin	116,103,064	617,786
David S. Rosenblatt	98,007,058	18,713,792
Alexander von Furstenberg	115,210,547	1,510,303

In addition to the votes cast and withheld for each director nominee described above, there were 3,540,059 broker non-votes with respect to each director nominee.

2.             The Auditor Ratification Proposal — stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2016.  Stockholders eligible to vote voted as follows:

Number of Votes Cast in Favor	Number of Votes Cast Against	Number of Votes Abstaining
120,046,447	196,615	17,847

3.             Amended and Restated Certificate of Incorporation Proposal (comprising proposals 3A and 3B) — each of the proposals comprising Proposal 3 was cross-conditioned upon the approval by our stockholders of both Proposals 3A and 3B, which occurred as follows:

Proposal 3A — stockholders adopted amendments to the Company’s existing Restated Certificate of Incorporation, as amended (the “Current Certificate”), to authorize 600,000,000 shares of Class C common stock and to establish the powers, preferences, rights and qualifications, limitations, and restrictions of the Class C common stock.  Stockholders eligible to vote voted as follows:

Number of Votes Cast in Favor	Number of Votes Cast Against	Number of Votes Abstaining
83,796,842	32,895,525	28,483

In addition to the votes cast and withheld for Proposal 3A described above, there were 3,540,059 broker non-votes with respect to such proposal.

Proposal 3B — stockholders adopted amendments to the Current Certificate to provide for the equal treatment of shares of IAC common stock, Class B common stock and Class C common stock in connection with dividends.  Stockholders eligible to vote voted as follows:

Number of Votes Cast in Favor	Number of Votes Cast Against	Number of Votes Abstaining
88,145,983	28,549,757	25,110

In addition to the votes cast and withheld for Proposal 3B described above, there were 3,540,059 broker non-votes with respect to such proposal.

Although stockholders eligible to vote approved both of the proposed amendments to the Current Certificate described above, such amendments will not be effective unless and until the Company files an Amended and Restated Certificate of Incorporation amending the Current Certificate to reflect such amendments (the “New Certificate”) with the Secretary of State of the State of Delaware. As disclosed in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 7, 2016, as amended (the “Definitive Proxy Statement”), the Company’s board of directors has reserved the right to abandon or delay the filing of the New Certificate notwithstanding stockholder approval of the proposed amendments.

Following the announcement of the proposals related to the New Certificate and the potential declaration and payment of a related dividend of one share of Class C common stock for each outstanding share of IAC common stock and Class B common stock (the “Dividend” and, together with the adoption of the New Certificate, the “Class C Issuance”), a purported class action lawsuit was brought in the Delaware Court of Chancery against the Company and its board of directors on behalf of the Company’s stockholders on November 21, 2016 (the “Delaware Lawsuit”). Two similar lawsuits were subsequently filed.

The Company has agreed not to effect the Class C Issuance during the pendency of the Delaware Lawsuit, and has so informed the Delaware Court of Chancery.  Accordingly, the Current Certificate, as previously approved by the Company’s stockholders, is currently in full force and effect and will remain so until the Company files the New Certificate and effects the Class C Issuance, which may or may not occur.

4.     The 2013 Stock Plan Proposal — stockholders adopted the IAC/InterActiveCorp Amended and Restated 2013 Stock and Annual Incentive Plan (the “Amended and Restated 2013 Plan”).  Stockholders eligible to vote voted as follows:

Number of Votes Cast in Favor	Number of Votes Cast Against	Number of Votes Abstaining
93,122,273	23,572,760	25,817

In addition to the votes cast and withheld for the 2013 Stock Plan Proposal described above, there were 3,540,059 broker non-votes with respect to such proposal.

Although stockholders eligible to vote approved the Amended and Restated 2013 Plan, as disclosed in the Definitive Proxy Statement, if the Company does not effect the Class C Issuance, the current IAC/InterActiveCorp 2013 Stock and Incentive Plan, as previously approved by the Company’s stockholders (the “2013 Plan”), will remain in effect.  Accordingly, the 2013 Plan is currently in full force and effect and will remain so until the Company effects the Class C Issuance, which may or may not occur.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC/INTERACTIVECORP

By:	/s/ Gregg Winiarski
Name:	Gregg Winiarski
Title:	Executive Vice President,
General Counsel and Secretary

Date:  December 20, 2016